SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 3, 2014

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

0-20288	91-1422237
(Commission File Number)	IRS Employer Identification No.

1301 A Street

Tacoma, WA 98402

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (253) 305-1900

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 3, 2014, Columbia Banking System, Inc. (“Columbia” or the “Company”) announced the appointment of Hadley Robbins, age 57, as Executive Vice President and Chief Operating Officer of the Company and its wholly owned subsidiary, Columbia State Bank, effective March 1, 2014.

Mr. Robbins joined Columbia in April 2013 following the acquisition of West Coast Bancorp, when he assumed the role of Senior Vice President, Oregon and Southwest Washington Group Manager. Prior to joining Columbia, Mr. Robbins served as Executive Vice President and Chief Credit Officer for West Coast Bank since 2007. He has over 25 years of diverse banking experience including holding executive positions with Wells Fargo Bank, Pacific Northwest Bank, Bank of the Northwest and First Interstate Bank.

Columbia State Bank has entered into a Change in Control Agreement with Mr. Robbins, which becomes effective when he assumes his new position. The agreement has a term of five years and supersedes all prior agreements except for certain provisions of his Employment Agreement, dated April 1, 2013, relating to a retention bonus and the vesting of equity benefits.

The Change in Control Agreement provides that if Mr. Robbins’ employment is terminated without “cause” or if he resigns for “good reason” within a year following a “change in control” (as each term is defined in the agreement) or sixty days prior to the public announcement of such change, he will receive a severance benefit equal to two times his then-current annual base salary, vesting of all stock options and lapse of all restrictions on restricted stock awards. The agreement also addresses reimbursement of a relocation allowance, payment of an annual bonus for 2013 and payment under a West Coast Bancorp Supplemental Executive Retirement Plan. In the event of any severance benefit paid under the Change in Control Agreement, Mr. Robbins agrees not to compete with the Bank or the Company for a period of two years.

A copy of the Change in Control Agreement will be filed as an Exhibit to the 2013 Annual Report on Form 10-K.

Item 7.01	Regulation FD Disclosure.

A copy of the press release issued by Columbia announcing the appointment of Mr. Robbins is furnished as Exhibit 99.1 to this Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated February 3, 2014 announcing appointment of Hadley Robbins as EVP & COO

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2014	COLUMBIA BANKING SYSTEM, INC.

	By:	/s/ Clint E. Stein
Clint E. Stein
EVP and Chief Financial Officer